SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): Oct. 5, 1995


                          The Stanley Works
               Exact name of registrant as specified in charter)


  Connecticut                    1-5224                              06-058860
(State or other               (Commission                         (IRS Employer
jurisdiction of               File Number)                   Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(203) 225-5111




                         Not Applicable
   (Former name or former address, if changed since last report)











                                Page 1 of 7 pages
                       Exhibit Index is located on Page 4


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         Item 5.           Other Events.


                           1.       On October 5, 1995, the Registrant issued a
press release. On October 9, 1995, the Registrant issued a press release.

                           Attached as Exhibit (20)(i) and (20)(ii) are
copies of the Registrant's press releases. These Exhibits are incorporated herein by reference.



         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


                  (c)      (20)(i)         Press release dated October 5, 1995
                                           announcing Stanley's plans to close a
                                           manufacturing plant.

                           (20)(ii) Press release dated October 9, 1995 announcing Stanley's initial phase of restructuring.

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                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                                                              THE STANLEY WORKS



Date: October 9, 1995                               By:      Theresa F. Yerkes
                                                             -----------------
                                                    Name:   Theresa F. Yerkes
                                                    Title:  Vice President &
                                                            Controller

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                                  EXHIBIT INDEX

                           Current Report on Form 8-K
                              Dated October 5, 1995



                  Exhibit No.                                              Page

                  (20)(i)                                                     5

                  (20)(ii)                                                    6

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                                                                 Exhibit (20)(i)

FOR IMMEDIATE RELEASE                                          October 5, 1995

STANLEY TOOLS ANNOUNCES PLANS TO CLOSE WORCESTER, MASSACHUSETTS
MANUFACTURING FACILITY

Worcester, Massachusetts...It was announced today that Stanley Tools, a division of The Stanley Works plans to close its manufacturing facility in Worcester, Mass. Ralph Centola, Stanley Tools' Vice President of Manufacturing, told employees assembled at the plant this morning that closure activities will begin immediately, with completion targeted for early 1996.

Stanley Tools currently employs 124 people at the Worcester facility, which manufactures locking pliers, box wrenches and power tool accessories. The company will be discontinuing the manufacture of locking pliers and will transfer remaining plant operations to its York, Pennsylvania facility which manufactures similar products.

In his comments, Mr. Centola stated, "Actions such as this are never easy. The employees of our Worcester Facility are valued individuals who have made significant contributions to our company. Their welfare is very important to us, and we are making every effort to provide an effective outplacement assistance team and program to help them through this transition."

He continued, "The action that we announced today comes as a result of a critical analysis that we have conducted throughout Stanley Tools to help streamline our manufacturing processes and eliminate product categories that are simply not carrying their weight. These steps are being taken throughout the corporation to enable us to remain competitive as we continue to provide top quality products and services for our customers."

The company plans to sell the 100,000 square foot building which is located at 149 Washington Street in Worcester.

Stanley Tools is a division of The Stanley Works, a worldwide manufacturer of tools, hardware and specialty hardware for home improvement, consumer, industrial and professional use. Stanley is headquartered in New Britain, Connecticut.

                                                 ################

CONTACT:          Patricia McLean
                  Manager, Corporate Communications
                  The Stanley Works
                  (203) 827-3833

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                                                               Exhibit (20)(ii)

FOR IMMEDIATE RELEASE                                          October 9, 1995

STANLEY ANNOUNCES INITIAL PHASE OF RESTRUCTURING

New Britain, Connecticut (NYSE:SWK)...Richard H. Ayers, Chairman and Chief Executive Officer of The Stanley Works today announced that the company will take third quarter charges in connection with actions now underway to establish a more cost-efficient base upon which to grow future sales and profits.

Stanley expects these charges to total approximately $44 million, or $.74 per share.

Mr. Ayers commented, "Several actions are involved. We are closing four manufacturing plants and three distribution centers resulting in a workforce reduction of about 450 employees. These activities will result in a restructuring charge of $30 million. The company will also take a restructuring charge of $11 million as part of an assessment of individual business segment performance and potential. This charge will reduce the book value of assets related to some underperforming businesses. In addition to these restructuring charges of $41 million, the company announced that it will incur costs of $3 million for related strategic consulting activity."

He continued, "The plant closings reflect the company's decision to exit small, underperforming businesses such as shoe repair equipment and a line of generic fastening products. We are also closing a plant connected with our Home Decor division in France and one associated with our Hand Tools division in the U.S. These operations have contributed approximately $30 million in sales on an annual basis.

"The establishment in 1994 of the Stanley Customer Support Division to develop stronger and more efficient relationships with the company's North American consumer products customers has resulted in the planned consolidation of order and distribution management and facilities for our consumer businesses. The charges identified above reflect the closing of three distribution centers in order to consolidate into a new and more efficient distribution center that will handle the shipment of Stanley consumer products. Customer service and credit and collection activity related to the consumer businesses are also being consolidated and are included in the charge."

Not included in the expected third quarter charges are costs associated with a recently announced reduction of approximately 350 employees in the salaried workforce. The severance related to this activity, along with additional restructuring charges, will be included in the fourth quarter.
                                   Page 6 of 7


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Page two

Mr. Ayers concluded, "All of the activities announced today are expected to contribute a $20 million cost reduction in 1996, and a $35 million reduction in our asset base. Initially, Stanley is concentrating on restructuring activities to create a solid foundation for long-term growth. There will be additional restructuring charges as we continue to focus on building a high performance company. As we progress with our plans, the focus will move toward growth and expansion, rather than realignment and restructuring. We will continue to provide information about these developments as they occur."

                                                    ##########

CONTACT:          Patricia McLean
                  Manager, Corporate Communications
                  (203) 827-3833



































                                   Page 7 of 7


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